For period ending 8-31-00
File Number 811-4338



Item 77.O Transactions effected pursuant to Rule 10f-3.

         The following Rule 10f-3 transactions were effected by the Heritage Income-Growth Trust:

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                                               DATE                                   SECURITIES
          SECURITY:              DATE OF     OFFERING     PURCHASE                     ACQUIRED          AMOUNT          TOTAL
                                PURCHASE:   COMMENCED:     PRICE:     COMMISSION:        FROM:         PURCHASED:      OFFERING:
1.   United Parcel Service      11/09/99     11/09/99       50.00       $0.93       Morgan Stanley     $1,851,000   $5,470,000,000
                                                                                     Dean Witter

2.   Register.com               03/03/00     03/03/00       24.00       $0.00       Deutsche Bank      $147,120     $120,000,000


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